SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 31, 2003
                                                         -----------------


                                   iCAD, INC.
               ---------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                   1-9341                 02-0377419
      --------------              ----------             --------------
     (State or other             (Commission             (IRS  Employer
     jurisdiction of             File Number)          Identification No.)
      incorporation)


                   4 Townsend West, Suite 17, Nashua, NH 03063
                -------------------------------------------------
               (Address of principal executive offices) (zip code)


        Registrant's telephone number, including area code (603) 882-5200
                                                           --------------

--------------------------------------------------------------------------------
        (Former name or former address, if changed since the last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)      Financial Statements of Business Acquired

              Qualia Computing, Inc. and Subsidiaries
                                                              Financial Page No.
Fiscal Year ended March 31, 2003                              ------------------

Report of Independent Auditors                                              1
Consolidated Balance Sheet                                                  2
Consolidated  Statements of  Operations                                     3
Consolidated Statement of Comprehensive Loss                                4
Consolidated Statement of Changes in Stockholders' Equity                   5
Consolidated Statement of Cash Flows                                        6
Notes to Consolidated Financial Statements                                  7-14
Independent Auditors' Report on Consolidated Supplmentary Information       15
Consolidated Schedule of Selling, General and Administrative Expenses       16

Nine Months Ended December 31, 2003

Report of Independent Auditors                                              1
Consolidated Balance Sheet                                                  2
Consolidated Statement of Operations                                        3
Consolidated Statement of Changes in Stockholders' Equity                   4
Consolidated Statement of Cash Flows                                        5
Notes to Consolidated Financial Statements                                  6-13
Independent Auditors' Report on Consolidated Supplmentary Information       14
Consolidated Schedule of Selling, General and Administrative Expenses       15



     (b)      Pro forma financial information.

              Unaudited Pro Forma Combined Condensed Balance
              Sheet as of September 30, 2003                                PF1-PF2

              Unaudited Pro Forma Combined Condensed Statement
              of Operations for year ended December 31, 2002                PF3

              Unaudited Pro Forma Combined Condensed Statement
              of Operations for the Nine Months ended September 30, 2003    PF4

              Notes to Pro Forma Combined Condensed Financial Statements    PF5-PF7

      (c)     Exhibits

              23.1 Consent of Brady Ware & Schoenfeld, Inc.

                    QUALIA COMPUTING, INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS

                            YEAR ENDED MARCH 31, 2003

QUALIA COMPUTING, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

YEAR ENDED MARCH 31, 2003
--------------------------------------------------------------------------------



                                                                            Page
                                                                            ----

INDEPENDENT AUDITORS' REPORT                                                 1

FINANCIAL STATEMENTS

  Consolidated Balance Sheet                                                 2

  Consolidated Statement of Operations                                       3

  Consolidated Statement of Comprehensive Loss                               4

  Consolidated Statement of Changes in Stockholders' Equity                  5

  Consolidated Statement of Cash Flows                                       6

  Notes to Consolidated Financial Statements                                7-14

SUPPLEMENTARY INFORMATION

  Independent Auditors' Report on Consolidated Supplementary Information    15

  Consolidated Schedule of Selling, General and Administrative Expenses     16

                                                       Pushing the Possibilities


[BRADY WARE LOGO]

                        INDEPENDENT AUDITORS'REPORT
                        -------------------------------------------------------


One South Main Street
Suite 600
Dayton, Ohio 45402      Board of Directors
(937) 223-5247          Qualia Computing and Subsidiaries
(800) 893-4283          Beavercreek, Ohio
Fax (937) 223-0300

                        We have audited the accompanying consolidated balance
One Woodside Drive      sheet of QUALIA COMPUTING, Inc. and Subsidiaries as of
Richmond, Indiana 47374 March 31, 2003, and the related consolidated statements
(765) 966-0531          of operations, comprehensive loss. changes in
(800) 515-5536          stockholders' equity and cash flows for the year then
Fax (765) 962-5015      ended. These consolidated financial statements are the
                        responsibility of the Company's management. Our
                        responsibility is to express an opinion on these
www.bradyware.com       consolidated financial statements based on our audit.

                        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Qualia Computing, Inc. and Subsidiaries as of March 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


                        /s/ BRADY WARE & SCHOENFELD, INC.
                        ---------------------------------
                        Dayton, Ohio
                        August 26, 2003

QUALIA COMPUTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

MARCH 31, 2003
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                    $     2,339,669
  Accounts receivable                                                2,632,643
  Inventory                                                          1,742,234
  Prepaid expenses                                                     213,602
  Prepaid income taxes                                                  64,250
  Investments                                                          256,729
                                                               ---------------

                                                                     7,249,127

PROPERTY AND EQUIPMENT, NET                                          1,020,956

OTHER ASSETS                                                           565,449
                                                               ---------------

                                                               $     8,835,532
                                                               ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                             $       596,063
  Accrued expenses                                                     766,952
                                                               ---------------

                                                                     1,363,015
                                                               ---------------
STOCKHOLDERS' EQUITY
  Common stock                                                              15
  Cumulative translation adjustment                                     27,498
  Paid-in capital                                                   36,260,994
  Accumulated deficit                                              (28,817,326)
  Accumulated other comprehensive income                                 1,336
                                                               ---------------

                                                                     7,472,517
                                                               ---------------

                                                               $     8,835,532
                                                               ===============



See notes to financial statements.                                             2

QUALIA COMPUTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED MARCH 31, 2003
--------------------------------------------------------------------------------



NET SALES                                                      $     5,092,340

COST OF SALES                                                        2,216,179
                                                               ---------------

GROSS MARGIN                                                         2,876,161

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                         9,829,308
                                                               ---------------

LOSS FROM OPERATIONS                                                (6,953,147)

OTHER INCOME (EXPENSE) - NET                                           215,772
                                                               ---------------

LOSS BEFORE INCOME TAXES                                            (6,737,375)

INCOME TAX EXPENSE                                                  (8,759,473)
                                                               ---------------

NET LOSS                                                       $   (15,496,848)
                                                               ===============


See notes to financial statements.                                            3

QUALIA COMPUTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

YEAR ENDED MARCH 31, 2003
--------------------------------------------------------------------------------



NET LOSS                                                       $   (15,496,848)

OTHER COMPREHENSIVE LOSS

  Unrealized gain on investment securities                                 163
                                                               ---------------

COMPREHENSIVE LOSS                                             $   (15,496,685)
                                                               ===============


See notes to financial statements.                                            4

QUAUA COMPUTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EOUITY

YEAR ENDED MARCH 31, 2003


                                                               PREFERRED    CUMULATIVE
                                        COMMON    PREFERRED      STOCK      Translation      PAID-IN
                                         STOCK      STOCK      SUBSCRIBED   Adjustments      CAPITAL
                                       --------  -----------  ------------ -------------  ------------
Balance - March 31, 2002               $  8,470  $      193   $ 1,350,000  $          -   $23,353,913

Net loss                                      -           -             -             -             -

Sale of treasury stock                        -           -             -             -             -

Unrealized gain on investments                -           -             -             -             -

Gain on translation of currency               -           -             -        37,200             -

Issuance of 3,000 shares of common
  stock                                       -           -             -             -         3,000

Issuance of 1,350 preferred shares,
  previously subscribed                       -          13    (1,350,000)            -     1,350,000

Issuance of 2,075 preferred shares            -          21             -             -     5,997,193

Recapitalization/acquisition of
  subsidiaries                           (8,455)       (227)            -        (9,702)    5,556,888
                                       --------  -----------  ------------ -------------  ------------

Balance - March 31, 2003               $     15  $        -   $         -  $     27,498   $36,260,994
                                       ========  ===========  ============ =============  ============

                                                    ACCUMULATED
                                                       OTHER                             TOTAL
                                        TREASURY   COMPREHENSIVE     ACCUMULATED     STOCKHOLDERS'
                                          STOCK       INCOME           DEFICIT     EQUITY (DEFICIT)
                                       ---------- ---------------  -------------- ------------------
Balance - March 31, 2002               $(350,000) $        1,173   $ (13,026,478) $      11,337,271

Net loss                                       -               -     (15,496,848)       (15,496,848)

Sale of treasury stock                   350,000               -        (294,000)            56,000

Unrealized gain on investments                 -             163               -                163

Gain on translation of currency                -               -               -             37,200

Issuance of 3,000 shares of common
  stock                                        -               -               -              3,000

Issuance of 1,350 preferred shares,
  previously subscribed                        -               -               -                 13

Issuance of 2,075 preferred shares             -               -               -          5,997,214

Recapitalization/acquisition of
  subsidiaries                                 -               -               -          5,538,504
                                       ---------- ---------------  -------------- ------------------

Balance - March 31, 2003               $       -    $      1,336   $ (28,817,326) $       7,472,517
                                       ========== ===============  ============== ==================


See notes to financial statements.                                            5

QUALIA COMPUTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED MARCH 31, 2003
--------------------------------------------------------------------------------



OPERATING ACTIVITIES
  Net loss                                                     $   (15,496,848)
  Adjustments to reconcile net loss to
      not cash used by operating activities:
     Depreciation and amortization                                     419,393
     Deferred income taxes                                           8,762,889
     Cumulative translation adjustments                                 37,200
     Inventory reserve                                                 100,000
     Allowance for doubtful accounts                                   930,000
                                                               ---------------
                                                                    (5,247,366)
  Changes in operating assets and liabilities:
     Accounts receivable                                               551,187
     Inventory                                                         328,219
     Prepaid expenses                                                  (63,538)
     Other assets                                                      (85,377)
     Accounts payable                                                  253,412
     Accrued expenses                                                   (7,404)
                                                               ---------------

      Net cash used by operating activities                         (4,270,867)
                                                               ---------------

INVESTING ACTIVITIES
  Proceeds from sale of assets                                          14,282
  Purchases of property and equipment                                 (389,164)
  Purchase of investments                                               (7,528)
  Inventory deposits                                                    38,182
  Note receivable - related party                                   (1,000,000)
  Cash received in acquisition of subsidiaries                         188,714
                                                               ---------------

      Net cash used by investing activities                         (1,155,514)
                                                               ---------------
FINANCING ACTIVITIES
  Issuance of common stock                                               3,000
  Issuance of preferred stock                                        5,997,227
  Sale of treasury stock                                                56,000
                                                               ---------------

      Net cash provided by financing activities                      6,056,227
                                                               ---------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                              629,846

CASH AND CASH EQUIVALENTS
  Beginning of year                                                  1,709,823
                                                               ---------------

  End of year                                                  $     2,339,669
                                                               ===============


See notes to financial statements.                                            6

QUALIA COMPUTING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE A - COMPANY OPERATIONS AND FINANCIAL VIABILITY

QUALIA COMPUTING, INC. AND SUBSIDIARIES is a software research and development organization specializing in computer-aided intelligence amplification, with applications in the fields of human decision making, including computer-aided cancer detection, intelligent drug and vaccine discovery, text categorization and time-series prediction. The Company's market is global with its headquarters located in Dayton, Ohio. The Company incurred research and development costs of $2,838,490 during the year.

During September 2002, Qualia Computing, Inc. acquired the subsidiaries of Cadx Systems, Inc (Cadx USA), Cadx Medical Systems Inc (Cadx Canada), Cadx Medical Systems Limited (Cadx Ireland), and Cadx Medical Systems SARL (Cadx France) in exchange for giving Cadx Canada Inc. (owned by Shire Pharmaceuticals) 138,164 additional Qualia Computing, Inc. class B shares to bring their total ownership to 50%. The operations of the subsidiaries is being reported from September 26, 2002 through March 31, 2003.

Prior to the recapitalization of the capital (See Note M), the Company had been funding its operations with the sale of preferred shares of stock to Cadx Canada Inc. (Shire Pharmaceuticals). This capital was to be used to finance operations until an investor could be found to acquire Shire's shares- As of the date of these financial statements, investors have been found and negotiations are taking place. (See Note Q). As part of the acquisition of these shares, the investors intend to contribute $10 million in cash to finance operations.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of Qualia Computing, Inc. and its wholly owned subsidiaries, Cadx Systems, Inc (Cadx USA), Cadx Medical Systems Inc (Cadx:
Canada), Cadx Medical Systems Limited (Cadx Ireland), and Cadx Medical Systems SARL (Cadx France). All significant inter-company transactions and balances have been eliminated in the accompanying consolidated financial statements.

FINANCIAL ESTIMATES - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION - Sales revenue is recognized at the time title changes. A technician installs the unit after shipment, however, the cost associated with the installation is de minimis. Contract service revenue is recognized over the life of the contract. The unearned revenue is accounted for in the balance sheet account, "deferred revenue."

CONCENTRATIONS - Financial instruments that potentially subject the Company to credit risk consist principally of trade accounts receivable. In addition, from time to time, the Company has funds on deposit with a financial institution in excess of FDIC insurance limits.

ACCOUNTS RECEIVABLE - The Company uses the allowance method for receivables. An allowance for doubtful accounts is established to give recognition to the receivable amounts that may become uncollectible in the future. The allowance is reviewed annually to determine that the amount is appropriate. The allowance for the year ended March 31, 2003 was $100,000.

QUALIA COMPUTING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

INVENTORIES - Inventories are valued at the lower of cost (first-in, first-out method) or market. An Inventory reserve of $100,000 has been set up as of March 31, 2003 to account for future obsolescence.

PROPERTY AND EQUIPMENT - PROPERTY and equipment are stated at cost and depreciated over their estimated useful lives using both straight-line and accelerated methods. Routine repairs and maintenance are charged to expense when incurred. Renewals and betterments which substantially increase the life of the property and equipment are capitalized. At retirement or sale, the costs of the assets, less related accumulated depreciation or amortization, are removed from the accounts and resulting gains and losses are included in income.

INVESTMENTS - The Company classifies its marketable equity securities as available for sale. Securities classified as available for sale are carried in the financial statements at fair value. Realized gains and losses, determined using the first-in, first-out (FIFO) method, are included in earnings. Unrealized holding gains and losses are reported in other comprehensive income.

CASH EQUIVALENTS - Cash equivalents include amounts in money market funds and financial instruments with a maturity of less than three months at the date of purchase.

PATENTS - The costs associated with the registration of new patents are being amortized over a period of 15 years. The amortization expense for the year ended March 31, 2003 was $15,274.

INCOME TAXES - The Company utilizes the asset and liability approach to accounting for income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for temporary differences between the financial reporting and the tax bases of the Company's assets and liabilities at enacted tax rates expected to be In effect when such amounts are realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ADVERTISING EXPENSE - ADVERTISING costs are expensed as incurred. Advertising expense was $280,468 for the year ended March 31, 2003.


NOTE C - ACCOUNTS RECEIVABLE


Trade                                                          $     2,553,201
Employees                                                               36,002
Miscellaneous                                                           43,440
                                                               ---------------

                                                               $     2,632,643
                                                               ===============

QUALIA COMPUTING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



NOTE D - INVENTORY


Finished goods                                                 $     1,308,214
Parts                                                                  534,020
Inventory reserve                                                     (100,000)
                                                               ---------------

                                                               $     1,742,234
                                                               ===============

NOTE E - INVESTMENTS

The following table reflects the cost and estimated fair values of equity securities held at March 31, 2003. In addition, gross unrealized gains and losses are disclosed as of March 31, 2003.

                                            Gross       Gross
                                          Unrealized  Unrealized  Estimated Fair
                                 COST       Gains       Losses        Value
                             -----------  ----------  ----------  --------------

Equity securities            $   255,393  $    1,336  $        -  $      256,729
                             ===========  ==========  ==========  ==============

Realized gains and losses for securities classified as available-for-sale are reported in earnings based on the adjusted cost of the specific security sold. There were no sales of securities for the year ended March 31,2003.


NOTE F - PROPERTY AND EQUIPMENT


Leasehold improvements                                              $    54,431
Furniture, fixtures, and equipment                                      423,401
Computer equipment                                                      171,828
Research equipment                                                    1,344,348
Software                                                                263,678
                                                                    -----------

Total cost                                                            2,257,686
Less accumulated depreciation and amortization                        1,236,730
                                                                    -----------

                                                                    $ 1,020,956
                                                                    ===========

NOTE G - OTHER ASSETS


Deposits                                                            $   166,007
Cash surrender value of life insurance                                   13,501
Patent cost                                                             253,677
Accumulated amortization - patents                                      (37,736)
Note receivable - related party                                         170,000
                                                                    -----------

                                                                    $   565,449
                                                                    ===========

QUALIA COMPUTING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The note receivable of $1,000,000 as of March 31, 2003 is due in full on December 31, 2007, Interest is being charged at the prime rate as identified by the bank (4-25% as of March 31, 2003) and is due annually on August 21, the anniversary date of the note. An allowance for doubtful accounts of $830,000 has been recorded against this note as of March 31, 2003.


NOTE H - ACCRUED EXPENSES


Wages, bonuses, and commissions                                $       311,204
Vacation                                                                92,966
Payroll taxes                                                           66,306
401 K and profit sharing                                               132,588
Personal property, sales, and other miscellaneous taxes                 14,788
Warranty reserve                                                       140,600
Deferred revenue                                                         8,500
                                                               ---------------

                                                               $       766,952
                                                               ===============

The Second Look machines are under warranty for one year. The warranty reserve is based on the costs to cover the labor and the travel costs associated with the warranty service. All parts are under manufactures warranty for a year.


NOTE I - OPERATING LEASES

The Company leases its facilities for $32,960 per month, The lease expires in December 2010. The Company is also responsible for utilities, real estate taxes, common area maintenance, cleaning and security. The lease amount increases annually throughout the life of the lease. The lease may be renewed for two additional terms of five years each. In connection with this lease, the Company is paying an additional $1,727 per month for additional build out costs incurred by the lessor for the Company.

The Company also leases additional equipment and storage space as needed during the year.

The lease expense for the year ended March 31, 2003 was $524,784.

Future minimum lease payments are as follows:

2004                                                           $       419,212
2005                                                                   431,166
2006                                                                   438,298
2007                                                                   435,438
2008                                                                   448,501
Thereafter                                                           1,302,600
                                                               ---------------

                                                               $     3,475,215
                                                               ===============

QUALIA COMPUTING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE J - RELATED PARTY TRANSACT1ONS

During the year, the Company engaged non-employee stockholders in consulting agreements to perform work an behalf of the Company. The total consulting fees paid under these agreements was $228,487 for the year ended March 31, 2003.

The Company has a note receivable due from a related party in the amount of $1,000,000 at March 31, 2003 (see Note G). An allowance for doubtful accounts of $830,000 has been recorded against this note as of March 31, 2003.


NOTE K - 401 (K) PLAN

The Company sponsors a contributory defined contribution pension plan as defined by IRS Code Section 401(k). All employees who have attained 21 years of age are eligible to participate in the plan. The Company will match 50% of the first 6% of each employee's wages deferred. An employee is vested in these matching and discretionary funds on a schedule of 20% each year until fully vested after completing five years of service with the Company. At the discretion of the board of directors, the Company may make discretionary contributions to the plan. Total matching and discretionary contributions made by the Company for the year ended March 31, 2003 amounted to $312,073.


NOTE L - INCOME TAXES

The Company provides income taxes on items included in the statement of operations regardless of the period when such taxes were payable. Deferred income taxes result from timing differences in the recognition of income and expense for tax and financial statement purposes.

Income tax expense differs from the amount currently payable because income is reported in the statement of operations in periods which differed from those in which they were subject to taxation. These timing differences result principally from net operating loss carryforwards and research and development credit carryforwards. The differences between income tax expense and taxes currently payable are reflected in deferred tax accounts in the balance sheets.

The Income tax provision consists of the following:

      Current federal tax benefit                              $        (3,416)
      Deferred federal tax benefit                                  (2,772,044)
      Net change in valuation allowance                             11,534,933
                                                               ---------------

      Income tax expense                                       $     8,759,473
                                                               ===============
Components of the deferred tax accounts are as follows:

      Total long-term deferred tax assets                           11,534,933
      Net change in valuation allowance                            (11,534,933)
                                                               ---------------

      Net deferred tax asset                                   $             -
                                                               ===============

The Company has loss carryforwards totaling $25,897,482 that may be offset against future taxable income, which expire beginning in 2013 through 2023. The Company has research tax credits totaling $1,461,298

QUALIA COMPUTING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE L - INCOME TAXES - CONTINUED

which expire beginning in 2013 through 2023. The Company also has a capital loss carryforward totaling $3,644 that may be offset against future capital gains, If not used, the capital loss carryforward will expire in 2004. The deferred tax asset increased to $11,534,933 in 2003 because of additional net operating loss carryforwards and research credits. Management now believes it is more likely than not that the deferred tax asset will not be realized due to ownership changes which could limit the loss carryforwards available. Accordingly, in 2003, a valuation allowance of $11,534,933 was provided through charges of $11,534,933 to the deferred tax provision.


NOTE M - STOCKHOLDERS' EQUITY

On September 26, 2002, Qualia Computing entered into a recapitalization agreement with Cadx Canada Inc. (owned by Shire Pharmaceuticals) to restructure the capital of the Company. In the recapitalization. two classes of common shares were defined, Class A and Class B. Cadx Canada Inc. owned all the preferred shares of Qualia Computing, Inc, prior to the recapitalization. These preferred shares were exchanged 1 for 1 for Class B common shares at the recapitalization. At the recapitalization, Qualia Computing, Inc. acquired the subsidiaries of Cadx Systems, Inc (Cadx USA), Cadx Medical Systems Inc (Cadx Canada), Cadx Medical Systems Limited (Cadx Ireland), and Cadx Medical Systems SARL (Cadx France) in exchange for giving Cadx Canada Inc. 138,164 additional Qualia Computing, Inc. Class B shares to bring their total ownership to 50%. The investment in the subsidiaries was recorded at the fair market value of the net assets at the time of the recapitalization.

As of March 31, 2003, the following shares of stock were authorized, issued and outstanding:

                                           Authorized     IS&W     Outstanding
                                          ------------   ------   -------------

Common shares (Class A, $.0001 par value)   1,905,554    730,000    730,000
Common shares (Class B $.0001 par value)      952,777    730,000    730,000

Class A and B shares have voting rights and are entitled to receive dividends pro rata. Class B shares shall upon a triggering event, be converted without cost into class A shares. Also, upon a triggering event, all stock options exercisable into Class B shares shall be converted automatically into the right to exercise Class A shares. A triggering event shall include a merger, consolidation, reorganization, recapitalization, or any sale, lease, assignment or transfer of all or substantially all assets of the Company.


NOTE N - STOCK OPT1ONS

The Company initiated a stock option plan approved by the stockholders in February 2001. All options issued to date vest in equal installments over a period of four years with the first installment beginning twelve months following the date of grant. The compensation committee, as delegated by the board, determines the vesting schedule of the options. Prior to September 2002, the term of each option could not exceed ten years from the date of the grant of the option. During September 2002, the plan was amended to have no expiration date. The number of shares of Class A shares available for options is 222,777. The number of shares of Class B shares available for options is 222,777. The option plan does not allow the issuance of options in an aggregate amount that would result in the outstanding options being greater than 10% of the total number of Class A and B shares outstanding at the time of the option grant.

QUALIA COMPUTING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE N - STOCK OPTIONS - CONTINUED

Stock option activity is presented as follows:


                                       Optioned
                                        Shares      Option Price
                                       (Class A)      per Share        Total
                                      -----------   ------------   ------------
Balance, March 31, 2002                   50,700    $      1.00    $    50,700
Options issued                            74,600           1.00         74,600
                                      -----------                  ------------

Balance, March 31, 2003                  125,300           1.00    $   125,300
                                      ===========                  ============

The Company did not record an expense for the options issued during the year. If the Company had used fair value based method of accounting for its employee stock option plan, as prescribed by Statement of Financial Accounting Standards No. 123, compensation cost in net loss for the year ended March 31, 2003 would have increased by $74,600 with a corresponding increase in paid-in capital. Net loss for the year ended March 31, 2003 would have been $15,571,448.


NOTE 0 - SPIN  OFF

Qualia Financial Services, LLC was spun off from Qualia Computing, Inc. August 21, 2002. Hardware and software, along with cash of $500,000 and licensed technology for use in online commodities trading of NASDAQ 100 and S & P 500 futures were transferred from Qualia Computing, Inc. in exchange for a promissory note for $1,000,000. See Note G.


NOTE P - CONTINGENCIES

The Company is involved in a lawsuit with another company over patent Infringement. The case has not been settled and no amounts have been accrued as of the date of these financial statements,


NOTE Q - SUBSEQUENT EVENTS

The shareholder who owns the Class B shares is currently in negotiations with individuals concerning the purchase of these Class 8 shares. A letter of intent has been signed as of the date of this report. As part of the purchase of these shares, these individuals intend to contribute cash of approximately $10 million to the Company.

The Company has signed agreements with GE to distribute the digital and analog digital products and with Source One to distribute the analog products. With the completion of these two agreements, it is the Company's intent to use distributors as the primary sales vehicle, however, the Company has retained the right to execute direct sales activities as necessary to achieve revenue targets.

One of the subsidiaries, Cadx France, is in the process of being dissolved. Any remaining assets after dissolution will be retained by the parent. No estimates can be made as to the effect of this item on the financial statements.

OUALIA COMPUTING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE R - FOREIGN CURRENCY ITEMS

Cadx Canada, Cadx France and Cadx Ireland transacted a portion of their business using foreign currency. The transactions have been recorded in accordance with FASB 52 using the current rate of exchange, as applicable, on the transaction date. Gains or losses from the settlement of the foreign currency transactions are reported in other income (expense), as applicable on the payment date.

Foreign currency losses amounting to $7,593 have been reported in the other income (expense) for the year ended March 31, 2003.

Cadx Canada, Cadx France, and Cadx Ireland use foreign currency as their functional currency. Translation adjustments result from the process of translating those entities' financial statements into the reporting currency of Qualia Computing. In accordance with FASB 52, those translation adjustments are not included in determining net income but are reported separately and accumulated in a separate component of equity called cumulative translation adjustments.


NOTE S - SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid during the year for

  Interest paid                                                $           185
                                                               ===============
Non cash investing and financing activities:

  Acquisition of subsidiaries

      Cash received                                            $       188,714
      Accounts receivable                                            3,104,649
      Inventory                                                      2,315,899
      Property and equipment                                           480,852
      Other assets                                                      35,901
      Accounts payable assumed                                         (46,447)
      Accrued expenses assumed                                        (532,382)
      Cumulated translation adjustment                                   9,702
      Equity                                                        (5,556,888)
                                                               ---------------

Cash paid to acquire the subsidiaries                          $             -
                                                               ===============

                                                       Pushing the Possibilities


[BRADY WARE LOGO]

                        INDEPENDENT AUDITORS'REPORT ON CONSOLIDATED
                        SUPPLEMENTARY INFORMATION
                        -------------------------------------------------------


One South Main Street
Suite 600               Board of Directors
Dayton, Ohio 45402      QUALIA COMPUTING, INC. AND SUBSIDIARIES
(937) 223-5247          Beavercreek, Ohio
(800) 893-4283
Fax (937) 223-0300      Our report on our audit of the basic financial
                        statements of QUALIA COMPUTING, INC. AND SUBSIDIARIES as
                        of March 31, 2003 appears on page one. Our audit was
One Woodside Drive      conducted for the purpose of forming an opinion on the
Richmond, Indiana 47374 basic financial statements taken as a whole. The
(765) 966-0531          supplementary information (shown on page 16) is
(800) 515-5536          presented for purposes of additional analysis of the
Fax (765) 962-5015      financial statements rather than to present the
                        consolidated balance sheet, results of operations and
                        cash flows of the Company. Such information has been
www.bradyware.com       subjected to the auditing procedures applied in the
                        audit of the basic financial statements and, in our opinion is fairly stated in all material respects in relation to the financial statements taken as a whole for the year ended March 31, 2003.


                        /s/ BRADY WARE & SCHOENFELD, INC.
                        ---------------------------------
                        Dayton, Ohio
                        August 26,2003

QUAUA COMPUTING, INC. AND SUBSIDIARIES

CONSOLIDATED SCHEDULE OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

YEAR ENDED MARCH 31, 2003
--------------------------------------------------------------------------------



Wages                                                                4,416,604
Bonuses                                                                208,045
Payroll taxes                                                          337,795
Employee benefits                                                      433,173
401 (k) match and profit sharing                                       312,073
Bank charges                                                             7,239

Computer supplies                                                       47,166
Repair and maintenance                                                  26,195
Consulting fees                                                        490,770
Legal and professional fees                                            737,785
Meals and entertainment                                                146,632
Contributions                                                           25,250

Travel                                                                 710,971
Training and seminars                                                   28,941
Office expense                                                          63,443
Postage and freight                                                    126,245
Rent                                                                   524,784
Research                                                                12,406

Dues and subscriptions                                                  27,852
Advertising                                                            280,468
Depreciation expense                                                   404,119
Amortization expense                                                    15,274
Insurance                                                               75,660
Miscellaneous taxes                                                     56,074

Telephone and utilities                                                120,461
Personal property taxes                                                 (5,007)
Licenses                                                                37,511
Tuition assistance                                                      11,407
Bad Debt                                                               930,000
Relocation expense                                                      19,252
Expenses allocated to cost of sales                                   (799,280)
                                                                  ------------

                                                                  $  9,829,308
                                                                  ============


See independent auditors' report on consolidated supplementary information.  16

                    QUALIA COMPUTING, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                       NINE MONTHS ENDED DECEMBER 31, 2003

QUALIA COMPUTING, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

NINE MONTHS ENDED DECEMBER 31, 2003
--------------------------------------------------------------------------------

                                                                                                       Page
                                                                                                       ----
 INDEPENDENT AUDITORS' REPORT                                                                            1

 FINANCIAL STATEMENTS

    Consolidated Balance Sheet                                                                           2

    Consolidated Statement of Operations                                                                 3

    Consolidated Statement of Changes in Stockholders' Equity                                            4

    Consolidated Statement of Cash Flows                                                                 5

    Notes to Consolidated Financial Statements                                                         6-13

 SUPPLEMENTARY INFORMATION

    Independent Auditors' Report on Consolidated Supplementary Information                              14

    Consolidated Schedule of Selling, General and Administrative Expenses                               15

                                                       Pushing the Possibilities


[BRADY WARE LOGO]

                        INDEPENDENT AUDITORS'REPORT
                        -------------------------------------------------------


One South Main Street   Board of Directors
Suite 600               QUALIA COMPUTING, INC. AND SUBSIDIARIES
Dayton. Ohio 45402      Beavercreek, Ohio
(937) 223-5247
(800) 893-4283
Fax (937)223-0300       We have audited the accompanying consolidated balance
                        sheet of QUALIA COMPUTING, INC. and Subsidiaries as of
                        December 31, 2003, and the related consolidated
                        statements of operations, changes in stockholders!
One Woodside Drive      equity and cash flows for the nine months then ended.
Richmond, Indiana 47374 These consolidated financial statements are the
(765)966-0531           responsibility of the Company's management. our
(800)515-5536           responsibility is to express an opinion on these
Fax (765)962-5015       consolidated financial statements based on our audit.

                        We conducted our audit in accordance with auditing
                        standards generally accepted in the United States of
                        America. Those standards require that we plan and
www.bradyware.com       perform the audit to obtain reasonable assurance about
                        whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Qualia Computing, Inc. and Subsidiaries as of December 31, 2003, and the results of its operations and its cash flows for the nine months then ended in conformity with accounting principles generally accepted in the United States of America.

                        /s/ BRADY WARE & SCHOENFELD, INC
                        --------------------------------
                        Dayton, Ohio
                        February 3, 2004

QUALIA COMPUTING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2003
--------------------------------------------------------------------------------

  ASSETS

  CURRENT ASSETS
     Cash and cash equivalents                                 $        446,031
     Accounts receivable                                              2,479,089
     Inventory                                                        1,457,636
     Prepaid expenses                                                    63,523
                                                               ----------------
                                                                      4,446,279

  PROPERTY AND EQUIPMENT, NET                                           850,241

  OTHER ASSETS                                                          634,592
                                                               ----------------
                                                               $      5,931.112

  LIABILITIES AND STOCKHOLDERS'EQUITY
                                                               ================
  CURRENT LIABILITIES
     Accounts payable                                          $      2,722,133
     Accrued expenses                                                 1,156,678
                                                               ----------------
                                                                      3,878,811
                                                               ----------------

  STOCKHOLDERS'EQUITY
     Common stock                                                            17
     Cumulative translation adjustments                                  95,043
     Paid-in capital                                                 36,488,492
     Accumulated deficit                                            (34,531,251)
                                                               ----------------
                                                                      2,052,301
                                                               ----------------
                                                               $      5,931,112
                                                               ================


See notes to financial statements.                                            2

QUALIA COMPUTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

NINE MONTHS ENDED DECEMBER 31, 2003
--------------------------------------------------------------------------------

 NETSALES                                                      $     10,325,256

 COST OF SALES                                                        4,990,485
                                                               ----------------
 GROSS MARGIN                                                         5,334,771

 SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                        10,813,972
                                                               ----------------
 LOSS FROM OPERATIONS                                               (5,479,201)

 OTHER INCOME (EXPENSE) - NET                                         (234,724)

 LOSS BEFORE INCOME TAXES                                           (5,713,925)

 INCOME TAX EXPENSE                                                          -
                                                               ----------------
 NET LOSS                                                      $      (5,713.92
                                                               ================


See notes to financial statements.                                            3

QUALIA COMPUTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

NINE MONTHS ENDED DECEMBER 31, 2003
--------------------------------------------------------------------------------

                                                                                                                         TOTAL
                                                                                    OTHER                            STOCKHOLDERS'
                                     COMMON      TRANSLATION       PAID-IN      COMPREHENSIVE        ACCUMULATED         EQUITY
                                     STOCK        ADJUSTMENT       CAPITAL      INCOME (LOSS)          DEFICIT         (DEFICIT)
                                   ---------    -------------   -------------  ----------------    -------------   ---------------
Balance - April 1, 2003            $      15    $      27,498   $  36,260,994  $          1,336    $ (28,817,326)  $     7,472,517

  Net loss                                 -                -               -                 -       (5,713,925)       (5,713,925)

  Unrealized loss on investments           -                -               -            (1,336)               -            (1,336)

  Gain on translation of currency          -           67,545               -                 -                -            67,545

  Stock options exercised          $       2                -         227,498                 -                -           227,500
                                   ---------    -------------   -------------  ----------------    -------------   ---------------
Balance - December 31, 2003        $      17    $      95,043   $  36,488,492  $              -    $ (34,531,251)  $     2,052,301
                                   =========    =============   =============  ================    =============   ===============




See notes to financial statements.                                            4

QUALIA COMPUTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

NINE MONTHS ENDED DECEMBER 31, 2003
--------------------------------------------------------------------------------

OPERATING ACTIVITIES
    Net loss                                                   $    (5,713,925)
    Adjustments to reconcile net loss to net cash
          used by operating activities:
        Depreciation and amortization                                  309,721
        Loss on disposal of assets                                     164,325
        Loss on sale of investments                                      5,545
        Cumulative translation adjustments                              67,545
        Change in inventory reserve                                  1,054,163
        Change in allowance for doubtful accounts                      271,557
                                                               ---------------
                                                                    (3,841,069)

    Changes in operating assets and liabilities:
        Accounts receivable                                           (118,003)
        Inventory                                                     (933,065)
        Prepaid expenses                                               214,329
        Other assets                                                   (84,372)
        Accounts payable                                             2,126,070
        Accrued expenses                                               389,726
                                                               ---------------
          Net cash used by operating activities                     (2,246-384)
                                                               ---------------

INVESTING ACTIVITIES

    Purchases of property and equipment                               (178,485)
    Proceeds from sale of investments                                  256,410
    Purchase of investments                                             (6,564)
                                                               ---------------
          Net cash provided by Investing activities                     71,361
                                                               ---------------

FINANCING ACTIVITIES
    Issuance of common stock                                           227,500
                                                               ---------------
 NET DECREASE IN CASH AND CASH EQUIVALENTS                          (1,947,523)

 CASH AND CASH EQUIVALENTS
    Beginning of period                                              2,339,669
                                                               ---------------
    End of period                                              $       446,031
                                                               ===============



See notes to financial statements,                                            5

QUALIA COMPUTING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE A - COMPANY OPERATIONS AND FINANCIAL VIABILITY

QUALIA COMPUTING, INC. AND SUBSIDIARIES (the "Company') is a software research and development organization specializing in computer-aided intelligence amplification, with applications in the fields of human decision-making, including computer-aided cancer detection, intelligent drug and vaccine discovery, text categorization and time-series prediction. The Company's market is global with its headquarters located in Dayton, Ohio. The Company incurred research and development costs of $1,896,896 during the period.

On December 31, 2003, Qualia Computing, Inc, was acquired through a stock purchase by iCad, a Delaware corporation which develops, engineers, and manufactures CAD products in the medical imaging and women's health markets. Qualia Computing, Inc. was merged into Qualia Acquisition Corp., a wholly owned subsidiary of !Cad. As a result of the merger, shares of Qualia class A and B common stock were deemed cancelled and converted into shares of iCad common stock, except for class B shares owned by CadX Canada, Inc. (Shire Pharmaceuticals) and class A shares owned by Brianna Biotech, Inc., who received cash and notes in lieu of iCad stock. These consolidated financial statements have been prepared on a basis consistent with prior years and do not reflect any adjustments from the application of purchase accounting.

Since inception, the Company had been funding its operations with the sale of preferred shares of stock to Cadx: Canada Inc. (Shire Pharmaceuticals). As described above, the Company has merged with iCad on December 31, 2003. The principal stockholder of iCad has indicated that he will continue to supply the necessary working capital to enable the Company to continue as a going concern.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements include the accounts of Qualia Computing, Inc. and its wholly owned subsidiaries, Cadx: Systems, Inc (Cadx USA), Cadx Medical Systems, Inc (Cadx Canada), Cadx Medical Systems Limited (Cadx Ireland), and Cadx Medical Systems SARL (Cadx France). All significant inter-company transactions and balances have been eliminated in the accompanying consolidated financial statements. Qualia Computing, Inc., the parent, has a March fiscal tax year end. The subsidiaries all have December tax year ends.

FINANCIAL ESTIMATES - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION - Sales revenue on units that are sold through a distributor is recognized upon shipment to the distributor. The distributor has responsibility for installation. The Company is providing training after installation on Source One contracts and on GE contracts of analog units; however, the cost of this training is de minimus and insignificant to the overall sale transaction. Sales revenue on units sold directly by the Company is recognized upon installation. Contract service revenue is recognized over the life of the contract. The unearned revenue is accounted for in the balance sheet account, "unearned revenue."

QUALIA COMPUTING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8 - SUMMARY OF SIGINIFICANT ACCOUNTING POLICIES - CONTINUED


CONCENTRATIONS - Financial instruments that potentially subject the Company to credit risk consist principally of trade accounts receivable. In addition, from time to time, the Company has funds on deposit with a financial institution in excess of FDIC insurance limits.

ACCOUNTS RECEIVABLE - The Company uses the allowance method in accounting for bad debts. An allowance for doubtful accounts is established to give recognition to the receivable amounts that may become uncollectible in the future. The allowance is reviewed annually to determine that the amount is appropriate. The allowance as of December 31, 2003 was slel,400.

INVENTORIES - Inventories are valued at the lower of cost (first-in, first-out method) or market. An inventory reserve of $1,154,163 has been set up as of December 31, 2003 to account for obsolescence. The inventory reserve increased by $1,054,163 for the nine months ended December 31, 2003. This accounts for approximately 21 % of the cost of sales for the nine months ended December 31, 2003.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost and depreciated over their estimated useful lives using both straight-line and accelerated methods. Routine repairs and maintenance are charged to expense when incurred. Renewals and betterments which substantially increase the life of the property and equipment are capitalized. At retirement or sale, the costs of the assets, less related accumulated depreciation or amortization, are removed from the accounts and resulting gains and losses are included in income.

PATENTS - The costs associated with the registration of patents are being amortized over a period of 15 years on a straight-line method. The amortization expense for the nine months ended December 31, 2003 was $15,229.

INCOME TAXES - The Company utilizes the asset and liability approach to accounting for income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for temporary differences between the financial reporting and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ADVERTISING EXPENSE - Advertising costs are expensed as incurred. Advertising expense was $779,398 for the nine months ended December 31, 2003.

SHIPPING AND HANDLING EXPENSE - Shipping and handling costs are included in the cost of sales.

WARRANTY EXPENSE - The Companies offer a warranty for one year on the Second Look units which coincides with the warranty offered by the manufacturer. Since substantially all warranty claims submitted to the Company are covered by the manufacturers warranty, no additional warranty reserve has been recorded as of December 31, 2003.

QUALIA COMPUTING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE C - ACCOUNTS RECEIVABLE

Trade                                                          $     2,382,904
Employees                                                                  686
Miscellaneous                                                           31,666
Related party (Note J)                                                  63,833
                                                               ---------------
                                                               $     2,479,089
                                                               ===============
NOTE D - INVENTORY

Finished goods                                                 $     1,640,031
Inventory on consignment                                               971,768
Inventory reserve                                                   (1,154,163)
                                                               ---------------
                                                               $     1,457,636
                                                               ---------------

NOTE E - PROPERTY AND EQUIPMENT

Leasehold improvements                                         $         9,729
Furniture, fixtures, and equipment                                     201,074
Computer equipment                                                     195,579
Research equipment                                                   1,065,506
Manufacturing equipment                                                219,590
Software                                                               103,119
                                                               ---------------

Total cost                                                           1,792,597
Less accumulated depreciation and amortization                         942,356
                                                               ---------------
                                                               $       8501241
                                                               ===============

NOTE F - OTHER ASSETS

Deposits                                                       $       245,414
Premium advance receivable - life insurance                            100,000
Patent cost                                                            342,143
Accumulated amortization - patents                                     (52,965)
                                                               ---------------
                                                               $       634,592
                                                               ===============

QUALIA COMPUTING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



NOTE G - ACCRUED EXPENSES

Wages, bonuses, and commissions                                $       747,291
Vacation                                                                91,841
Payroll taxes                                                            9,436
401 K                                                                   63,543
Personal property, sales, and other miscellaneous taxes                 28,067
Unearned revenue                                                       216,500
                                                               ---------------
                                                               $     1,156,678
                                                               ===============



NOTE H - OPERATING LEASES

The Company leases its facilities for $32,960 per month. The lease expires in December 2010. The Company is also responsible for utilities, real estate taxes, common area maintenance, cleaning and security. The lease amount increases annually throughout the life of the lease. The lease may be renewed for two additional terms of five years each. In connection with this lease, the Company is paying an additional $1,727 per month for additional build out costs incurred by the lessor for the Company.

The Company is leasing a copier for $654 per month. The lease expires in February 2008.

The Company assumed operating leases for computers leased from Shire Biochem. At the end of the lease, the computers are to be returned to Shire. The lease payment is set in Canadian dollars and varies each month as the number of computers leased varies monthly, The final lease payment is due in February 2005.

The Company also leases additional equipment and storage space as needed during the period. The lease expense for the nine months ended December 31, 2003 was $382.161. Future minimum lease payments are as follows:


2004                                                           $       426,494
2005                                                                   428,211
2006                                                                   440,039
2007                                                                   453,005
2008                                                                   459,171
Thereafter                                                             958,712
                                                               ---------------
                                                               $     3,165,632
                                                               ===============

QUALIA COMPUTING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE I - CUSTOMER LEASES

The Company has entered into leasing arrangements with customers for the lease, with an option to purchase the Second Look units. The lease agreements require the lessees to pay to the Company a percentage of the revenue generated by the units. At the end of the lease, the lessees have the option to purchase the unit for an agreed-upon sales price, less the amount already paid to the company.

NOTE J - RELATED PARTY TRANSACTIONS

The Company engaged non-employee stockholders in consulting agreements to perform work on behalf of the Company. The total consulting fees paid under these agreements was $137,502 for the nine months ended December 31, 2003.

The Company has accounts receivable due from a related party in the amount of $165,390 at December 31, 2003. An allowance for doubtful accounts of $101,557 has been recorded against this as of December 31, 2003.

The Company has a note receivable due from a related party in the amount of $1,000,000 at December 31, 2003. The note is due in full on December 31, 2007. Interest is being charged at the prime rate as identified by the bank (4.00% as of December 31, 2003) and is due annually on August 21, the anniversary date of the note. The note is being reserved for the full amount due to substantial doubt about the ability of the borrower to repay the debt.

NOTE K - 401 (K) PLAN

The Company sponsors a contributory defined contribution pension plan as defined by IRS Code Section 401 (k). All employees who have attained 21 years of age are eligible to participate in the plan. The Company will match 50% of the first 6% of each employee's wages deferred. An employee is vested in these matching and discretionary funds on a schedule of 20% each year until fully vested after completing five years of service with the Company. At the discretion of the board of directors, the Company may make discretionary contributions to the plan. Total matching and discretionary contributions made by the Company for the nine months ended December 31, 2003 amounted to $91,673.

NOTE L - INCOME TAXES

The Company records a provision for federal income taxes on items included in the statement of operations regardless of the period when such taxes are payable. Deferred income taxes result from timing differences in the recognition of income and expense for tax and financial statement purposes.

The Company has loss carryforwards totaling $30,316,963 that may be offset against future taxable income, which expire beginning in 2013 through 2023. The Company has research tax credits totaling $1,650,988 which expire beginning in 2013 through 2023. The Company also has a capital loss carryforward totaling $3,644 that may be offset against future capital gains. If not used, the capital loss carryforward will expire in 2004. The deferred tax asset increased to $13,552,233 at December 31, 2003 because of additional net operating loss carryforwards and research credits.

QUALIA COMPUTING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE L - INCOME TAXES - continued

Management now believes it is more likely than not that the deferred tax asset will not be realized due to ownership changes which will limit a portion of the loss carryforwards available (See Note A). Accordingly, in 2003, a valuation allowance of $13,552,233 was recorded against the deferred tax asset. No amounts were charged to the provision for federal income taxes for the nine months ended December 31, 2003.

NOTE M - STOCKHOLDERS' EQUITY

As of December 31, 2003, prior to the acquisition and merger into Qualia Acquisition Corp. (See Note A), the following shares of stock were authorized, issued and outstanding:

                                                            AUTHORIZED          ISSUED            OUTSTANDING
                                                         ---------------      ----------         -------------
  Common shares (Class A, $.00001 par value)                   1,905,554         907,500               907,500
  Common shares (Class B, $.00001 par value)                     952,777         780,000               780,000


Class A and B shares have voting rights and are entitled to receive dividends on a pro rata basis. Class B shares shall upon a triggering event, be converted without cost into class A shares. Also, upon a triggering event, all stock options exercisable into Class B shares shall be converted automatically into the right to exercise Class A shares. A triggering event shall include a merger, consolidation, reorganization, recapitalization, or any sale, lease, assignment or transfer of all or substantially all assets of the Company. The merger as describe in Note A is a triggering event.

NOTE N - STOCK OPTIONS

The Company initiated a stock option plan approved by the stockholders in February 2001. All options issued to date vest in equal installments over a period of four years with the first installment beginning twelve months following the date of grant. The compensation committee, as delegated by the board, determines the vesting schedule of the options. Prior to September 2002, the term of each option could not exceed ten years from the date of the grant of the option. During September 2002, the plan was amended to have no expiration date. The option plan does not allow the issuance of options in an aggregate amount that would result in the outstanding options being greater than 10% of the total number of Class A and B shares outstanding at the time of the option grant. As a condition of the merger as described in Note A, the stock option plan was terminated on December 31, 2003.

Stock option activity is presented as follows:

                                                                OPTIONED            OPTION
                                                                  SHAMS             PRICE
                                                                (CLASS A)         PER SHARE           TOTAL
                                                               ----------        -----------       ----------
 Balance, March 31, 2003                                          125,300               1.00          125,300
 Options issued                                                    52,200               1.00           52,500
 Options exercised                                               (177,500)              1.00         (177,500)
                                                               ----------        -----------       ----------
 Balance, December 31, 2003                                             -                                   -
                                                               ----------                          ----------

 QUALIA COMPUTING, INC. AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


 NOTE N - STOCK OPTIONS - CONTINUED

                                      OPTIONED         OPTION
                                       SHARES           PRICE
                                      (CLASS B)       PER SHARE        TOTAL
                                    ------------    -------------    ----------
Balance, March 31, 2003                        -             1.00             -
Options issued                            50,000             1.00        50,000
options exercised                         (50.00             1.00       (50,000)
                                    ------------                     ----------
Balance, December 31, 2003                     -                              -
                                    ============                     ==========

NOTE 0 - DISTRIBUTION AGREEMENTS


The Company signed an agreement with General Electric Company (GE) in June 2003 to distribute digital and analog digital products. The agreement expires December 31, 2007 with options to renew for one year terms. The Company signed a three year agreement with Source One in September 2003 to distribute analog products. The agreement states that there are minimum targets for each of the three years. If the minimums are not met, the Company has the right to convert the agreement to a nonexclusive agreement or terminate the agreement. With the completion of these two agreements, it is the Company's intent to use distributors as the primary sales vehicle, however, the Company has retained the right to execute direct sales activities as necessary to achieve revenue targets.

NOTE P - ACCELERATED PAYMENT AGREEMENT

The Company has entered into an accelerated payment program with General Electric Capital Corporation (GE Capital). The agreement provides payment to the Company upon shipment of goods to GE as provided in the purchase orders. There is a discount associated with the payment of the invoices to the Company. The discount percentage decreases daily from the date of the shipment until the invoice is paid by GE Capital. The agreement expires in October 2004.

NOTE Q - FOREIGN CURRENCY ITEMS

Cadx Canada, Cadx France and Cadx Ireland transacted a portion of their business using foreign currency. The transactions have been recorded in accordance with FASB 52 using the current rate of exchange, as applicable, on the transaction date. Gains or losses from the settlement of the foreign currency transactions are reported in other income (expense), as applicable on the payment date.

Foreign currency losses amounting to $56,667 have been reported in the other income (expense) for the nine months ended December 31, 2003.

Cadx Canada, Cadx France, and Cadx Ireland use foreign currency as their functional currency. Translation adjustments result from the process of translating those entities' financial statements into the reporting currency of Qualia Computing, Inc. In accordance with FASB 52, those translation adjustments are not included in determining net income but are reported separately and accumulated in a separate component of equity called cumulative translation adjustments.

QUALIA COMPUTING, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE R - SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid during the nine months for:

   Interest paid                                               $        53,579
                                                               ===============
Noncash investing and financing activities:

   Net book value of assets abandoned                          $       164,325
                                                               ===============

                                                       Pushing the Possibilities


[BRADY WARE LOGO]

                        INDEPENDENT AUDITORS'REPORT ON CONSOLIDATED
                        SUPPLEMENTARY INFORMATION
                        -------------------------------------------------------


One South Main Street
Suite 600
Dayton. Ohio 45402
(937) 223-5247          Board of Directors
(800) 893-4283          QUALIA COMPUTING, INC. AND SUBSIDIARIES
Fax (937)223-0300       Beavercreek, Ohio

One Woodside Drive
Richmond, Indiana 47374 Our report on our audit of the basic financial
(765)966-0531           statements of Qualia Computing, Inc. and Subsidiaries as
(800)515-5536           of December 31, 2003 appears on page one. Our audit was
Fax (765)962-5015       conducted for the purpose of forming an opinion on the
                        basic financial statements Fax ( taken as a whole. The
                        supplementary information (shown on page 15) is
                        presented for purposes of additional analysis and is not
                        a required part of the basic financial statements. Such
www.bradyware.com       information has been subjected to the auditing
                        procedures applied in the audit of the basic financial statements and, in our opinion is fairly stated in all material respects in relation to the basic financial statements taken as a whole for the nine months ended
                        December 31, 2003.


                        /s/ BRADY WARE & SCHOENFELD, INC.
                        ---------------------------------
                        Dayton, Ohio
                        February 3, 2004

QUALIA COMPUTING, INC. AND SUBSIDIARIES

CONSOLIDATED SCHEDULE OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
--------------------------------------------------------------------------------

NINE MONTHS ENDED DECEMBER 31, 2003

Wages                                                          $      4,691,594
Bonuses                                                                 429.516
Payroll taxes                                                           236,371
Employee benefits                                                       426,653
401(k) match and profit sharing                                          91,673
Bank charges                                                             11,796

Computer supplies                                                        32,853
Repair and maintenance                                                   28,341
Consulting fees                                                         350,225
Legal and professional fees                                           1,192,851
Meals and entertainment                                                 178,915
Contributions                                                            11,399

Travel                                                                  831,844
Training and seminars                                                     4,691
Office expense                                                           59,141
Postage and freight                                                     215,849
Rent and lease expense                                                  382,161
Market research                                                          73,160

Dues and subscriptions                                                   23,601
Advertising                                                             779,398
Depreciation expense                                                    294,492
Amortization expense                                                     15,229
Insurance                                                               131,504
Miscellaneous taxes                                                      73,864

Telephone and utilities                                                 174,839
Personal property taxes                                                  16,660
Licenses                                                                 32,302
Tuition assistance                                                        4,898
Bad Debt                                                                332,957
Relocation expense                                                       30,346
Expenses allocated to cost of sales                                    (344,951)
                                                               ----------------
                                                               $     10,813,972
                                                               ----------------


See independent auditors' report on consolidated supplementary information.  15

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

         The following unaudited pro forma combined condensed financial statements give effect to the merger of iCAD, Inc. ("iCAD) and Qualia Computing, Inc. ("Qualia") using the purchase method of accounting, as required by Statement of Financial Accounting Standard No. 141, "Business Combinations." Under this method of accounting, iCAD allocated the purchase price to the fair value of assets acquired, including identified intangible assets and goodwill based on estimates it believes to be reasonable. The purchase price allocation is subject to revision when iCAD obtains additional information regarding asset valuation. The unaudited pro forma combined condensed balance sheet assumes the merger took place on September 30, 2003 and reflects the net proceeds of approximately $5,900,000 from iCAD's November 2003 private placement of 1,260,000 shares of its common stock and additional investment rights which gave the investors in the offering the right to purchase, for a limited period, up to 315,000 additional shares of common stock at $5.00 per share. The unaudited pro forma combined condensed statements of operations assume that the merger took place as of January 1, 2002. The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below. This information is not necessarily indicative of the operating results or of the financial position that would have occurred if the merger had been consummated on the dates indicated nor is it necessarily indicative of future operating results or financial position of the combined enterprise. The unaudited pro forma combined condensed financial information does not reflect any adjustments to reflect any cost savings or other synergies anticipated as a result of the merger.

                                                       UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                                                   AS OF SEPTEMBER 30, 2003

                                                                                    Proforma
                                                      iCAD (1)      Qualia (2)     Adjustments             Total
                                                   ------------    -----------    ------------          ------------

Current assets:
    Cash and equivalents                           $    587,879    $   446,031    $ (1,550,000)  (a)    $  5,383,910
                                                                                     5,900,000   (a)
    Trade accounts receivable, net of allowance
       for doubtful accounts                          1,027,266      2,479,089        (225,883)  (c)       3,280,472

    Inventory                                           531,402      1,457,636                             1,989,038
    Prepaid and other                                   177,713         63,523                               241,236
                                                   ------------    -----------    ------------          ------------
Total current assets                                  2,324,260      4,446,279       4,124,117            10,894,656
                                                   ------------    -----------    ------------          ------------

Property and equipment:
    Equipment                                           953,722      1,581,794                             2,535,516
    Leasehold improvements                               21,250          9,729                                30,979
    Furniture and fixtures                               35,569        201,074                               236,643
                                                   ------------    -----------    ------------          ------------
                                                      1,010,541      1,792,597               -             2,803,138

    Less accumulated depreciation and amortization      666,583        942,356               -             1,608,939
                                                   ------------    -----------    ------------          ------------
Net property and equipment                              343,958        850,241               -             1,194,199
                                                   ------------    -----------    ------------          ------------

Other assets:
    Identifiable intangible assets                    3,387,125        289,178       3,404,822   (b)       7,081,125
    Goodwill                                         17,415,723              -      25,789,497   (b)      43,205,220
    Other assets                                              -        345,414                               345,414
    Patents, net                                         94,643                                               94,643
                                                   ------------    -----------    ------------          ------------
Total other assets                                   20,897,491        634,592      29,194,319            50,726,402
                                                   ------------    -----------    ------------          ------------

Total assets                                       $ 23,565,709    $ 5,931,112    $ 33,318,436           $62,815,257
                                                   ============    ===========    ============          ============


                                       PF1


Current liabilities:
    Accounts payable                               $  1,765,368    $ 2,722,133        (225,883)  (c)    $  4,261,618
    Accrued interest                                    262,834                                              262,834
    Accrued expenses                                  1,309,821      1,156,678         686,620   (a)       3,153,119
    Loans payable to sellers                                  -                                                    -
    Note Payable                                              -                                                    -
    Convertible subordinated debentures                  10,000              -                                10,000
    Current maturities of note payable                   69,048              -       1,125,000   (a)       1,194,048
                                                   ------------    -----------    ------------          ------------
Total current liabilities                             3,417,071      3,878,811       1,585,737             8,881,619


    Convertible promissory notes payable              2,930,000              -                             2,930,000
    Note payable, less current maturities                56,155              -        3,375,000  (a)       3,431,155
                                                   ------------    -----------    ------------          ------------
Total liabilities                                     6,403,226      3,878,811       4,960,737            15,242,774
                                                   ------------    -----------    ------------          ------------

Stockholders' equity:
    Convertible preferred stock                              86              -                                    86
    Common stock                                        273,978             17             (17)  (d)         329,578
                                                                                        43,000   (a)
                                                                                        12,600   (a)
    Additional paid-in-capital                       88,130,846     36,488,492     (36,488,492)  (d)     118,485,246
                                                                                    24,467,000   (a)
                                                                                     5,887,400   (a)
    Accumulated deficit                            (70,292,163)    (34,531,251)     34,531,251   (d)     (70,292,163)
    Cumulative translation adjustment                                   95,043         (95,043)  (d)
    Treasury stock, at cost                           (950,264)                                             (950,264)
                                                   ------------    -----------    ------------          ------------
Stockholders' equity                                 17,162,483      2,052,301      28,357,699            47,572,483
                                                   ------------    -----------    ------------          ------------

Total liabilities and stockholders' equity          $23,565,709    $ 5,931,112    $ 33,318,436          $ 62,815,257
                                                   ============    ===========    ============          ============


(1)      The iCAD balance sheet is as of September 30, 2003.

(2)      The Qualia balance sheet is as of December 31, 2003.


                                      PF2


                                          UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                                       FOR THE YEAR ENDED DECEMBER 31, 2002


                                                                                    Proforma
                                                     ICAD (1)       Qualia (2)     Adjustments             Total
                                                   ------------    -----------    ------------          ------------

  Sales                                            $  6,246,432    $ 9,889,027    $    (23,309)  (e)    $ 16,112,150
  Government grant revenue                                    -        101,847                               101,847
                                                   ------------    -----------    ------------          ------------
Total revenues                                        6,246,432      9,990,874         (23,309)           16,213,997


Cost of sales                                         5,585,384      4,604,632         (11,188)  (e)      10,178,828

                                                   ------------    -----------    ------------          ------------

Gross margin                                            661,048      5,386,242         (12,121)            6,035,169
                                                   ------------    -----------    ------------          ------------

Operating expenses:
  Engineering and product development                 1,950,171      5,186,105                             7,136,276
  General and administrative                          7,715,085      3,454,961         616,000  (f)       11,786,046
  Marketing and sales                                   987,587      9,535,139                            10,522,726
                                                   ------------    -----------    ------------          ------------

Total operating expenses                             10,652,843     18,176,205         616,000            29,445,048
                                                   ------------    -----------    ------------          ------------
Loss from operations                                 (9,991,795)   (12,789,963)       (628,121)          (23,409,879)
                                                   ------------    -----------    ------------          ------------


Interest and other income (expense),net                 (48,167)       215,772        (246,094)  (h)         (78,489)

                                                   ------------    -----------    ------------          ------------
Net loss before taxes                               (10,039,962)
                                                                   (12,574,191)      (874,215)          (23,488,368)


Income tax provision (expense)                                -     (8,766,361)      8,766,361   (i)               -

                                                   ------------    -----------    ------------          ------------

Net loss                                            (10,039,962)   (21,340,552)      7,892,146           (23,488,368)


Preferred dividends                                     148,050              -                               148,050

                                                   ------------    -----------    ------------         -------------
Net income (loss)  available to common
shareholders                                       $(10,188,012)  $(21,340,552)   $  7,892,146         $(23,636,418)
                                                   ============   ============    ============         =============

Net loss per share basic and diluted               $      (0.39)                                         $     (0.78)

Weighted average number of shares used in
    computing earnings per share                     26,000,177                      4,300,000   (g)      30,300,177



 (1) The iCAD financial statements for the year ended December 31, 2002 include the results of iCAD for the twelve months ended December 31, 2002 as adjusted to include twelve months results of ISSI which was acquired on June, 2002 (See Note 3).

(2) The Qualia financial statements for the year ended December 31, 2002 include the results of Qualia for the 12 months ended March 31, 2003, the Company's fiscal year-end as adjusted to include the twelve-months results of CADx which was acquired on September 26, 2002. (See Note 4).


                                       PF3


                                        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                                                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003


                                                                                    Pro Forma
                                                       iCAD           Qualia       Adjustments              Total
                                                   ------------    -----------    ------------          ------------

  Sales                                            $  4,938,629    $  10,325,256  $   (237,789)  (e)    $ 15,026,096
                                                   ------------    -----------    ------------          ------------
Total revenues                                        4,938,629
                                                                    10,325,256        (237,789)           15,026,096


Cost of sales                                         2,233,775      4,990,485        (114,139)  (e)       7,110,121
                                                   ------------    -----------    ------------          ------------

Gross margin                                          2,704,854      5,334,771        (123,650)            7,915,975
                                                   ------------    -----------    ------------          ------------

Operating expenses:

    Engineering and product development               1,813,560      2,727,329                             4,540,889
    General and administrative                        6,370,414      2,682,668         462,000   (f)       9,515,082
    Marketing and sales                               1,077,189      5,403,975                             6,481,164
                                                   ------------    -----------    ------------          ------------
Total operating expenses                              9,261,163     10,813,972         462,000            20,537,135


                                                   ------------    -----------    ------------          ------------

Loss from operations                                 (6,556,309)    (5,479,201)       (585,650)          (12,621,160)
                                                   ------------    -----------    ------------          ------------


Interest and other (income) expense,net                  47,644        234,724         184,571   (h)         466,939
                                                   ------------    -----------    ------------          ------------


Net loss                                             (6,603,953)    (5,713,925)       (770,221)          (13,088,099)


Preferred dividends                                     110,733              -                               110,733
                                                   ------------    -----------    ------------          ------------

Net loss available to common shareholders          $ (6,714,686)   $(5,713,925)   $   (770,221)         $(13,198,832)
                                                   ============    ===========    ============          ============

Net loss per share basic and diluted               $      (0.25)                                        $      (0.43)

Weighted average number of shares used in
  computing earnings per share                       26,531,177                      4,300,000   (g)      30,831,177



                                       PF4

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.  BASIS OF PRO FORMA PRESENTATION

         The unaudited pro forma combined condensed financial statements of iCAD have been prepared on the basis of assumptions relating to the allocation of consideration paid to the acquired assets and liabilities of Qualia based on management's best preliminary estimates. The actual allocation of the amount of the consideration may differ from that reflected in these unaudited pro forma combined condensed financial statements after a third party valuation and other procedures have been completed.

Below are tables of the estimated acquisition costs and estimated purchase price allocation for Qualia:


         Fair value of iCAD common stock issued                    $24,510,000
         Cash consideration and promissory note                      6,050,000
         Direct acquisition costs                                      686,620
                                                                   -----------
                  Total purchase price                             $31,246,620
                                                                   ===========

         Net tangible assets acquired                              $ 1,763,123
         Estimated fair value of identifiable intangible assets      3,694,000
         Goodwill                                                   25,789,497
                                                                   -----------
                      Total Acquisition Cost                       $31,246,620
                                                                   ===========


2.  PRO FORMA ADJUSTMENTS

         (a) Reflects the components of the purchase consideration and related transaction costs which consist of iCAD common stock with a market value of $24,510,000, $1,550,000 cash and a $4,500,000 promissory note and direct acquisition costs of $686,620. The value of iCAD common stock was based upon a per share value of $5.70, equal to the closing price on November 28, 2003, the day the acquisition was announced. Also reflects the net proceeds of approximately $5,900,000 for iCAD's November 2003 private placement of 1,260,000 shares of its common stock and additional investment rights to purchase up to 315,000 additional shares of common stock.

         (b) Represents adjustments to increase the carrying values of identifiable intangible assets and record goodwill acquired.

         (c) Reflects the elimination of amounts owed between iCAD and Qualia.

         (d) Reflects the elimination of existing stockholders' equity of Qualia.

         (e) Reflects the elimination of sales between iCAD and Qualia.

         (f) Represents amortization of increase in value of acquired identifiable intangible assets of Qualia based upon average estimated useful lives of six years (3,694,000/6 years = $616,000 per year)

         (g) Reflects the increase in weighted average basic and diluted shares outstanding for the common stock issued in connection with the merger. Pro forma basic and diluted loss per share was calculated assuming that the 4,300,000 shares of iCAD common stock issued in connection with the merger were issued at the beginning of the period presented.

         (h) Reflects the interest associated with the note payable of $4,500,000 issued in connection with the Acquisition at an assumed expected average interest of 6.25%. Year ended December 31, 2002 - Average Borrowings of $3,937,500 x 6.25% = $246,094.

         (i) Elimination of Qualia tax provision due to loss of combined entities.


                                       PF5

3.  ADJUSTMENTS TO ICAD FINANCIAL STATEMENTS



                                    PRO FORMA FINANCIAL STATEMENT ICAD
                                   FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                                     Proforma
                                                       iCAD            ISSI        Adjustments             Total
                                                   ------------    -----------    ------------          ------------

       Sales                                       $  5,000,184    $ 1,602,452    $   (356,204) (3a)    $  6,246,432
                                                   ------------    -----------    ------------          ------------
       Total revenues                                 5,000,184      1,602,452        (356,204)            6,246,432

       Cost of sales                                  5,161,643        603,156        (179,415) (3a)       5,585,384
                                                   ------------    -----------    ------------          ------------
       Gross margin                                    (161,459)       999,296        (176,789)              661,048
                                                   ------------    -----------    ------------          ------------

       Operating expenses:
       Engineering and product development            1,626,001        324,170                             1,950,171
       General and administrative                     6,595,076        938,509         181,500  (3b)       7,715,085
       Marketing and sales                              987,587              -                               987,587
                                                   ------------    -----------    ------------          ------------
       Total operating expenses                       9,208,664      1,262,679         181,500            10,652,843
                                                   ------------    -----------    ------------          ------------
       Loss from operations                          (9,370,123)      (263,383)       (358,289)           (9,991,795)
                                                   ------------    -----------    ------------          ------------

       Interest and other income (expense),net          (48,167)             -                               (48,167)
                                                   ------------    -----------    ------------          ------------
       Net income (loss) before tax                  (9,418,290)      (263,383)       (358,289)          (10,039,962)

       Income tax provision (expense)                         -              -                                     -
                                                   ------------    -----------    ------------          ------------
       Net loss                                      (9,418,290)      (263,383)       (358,289)          (10,039,962)

       Preferred dividends                              148,050              -                               148,050
                                                   ------------    -----------    ------------          ------------
       Net income (loss) available
        to common shareholders                     $ (9,566,340)   $  (263,383)   $   (358,289)         $(10,188,012)
                                                   ============    ===========    ============          ============

       Net loss per share basic and diluted        $      (0.46)                                        $      (0.39)

       Weighted average number of shares used in
       computing earnings per share                  20,928,397                      5,071,780            26,000,177


       Pro Forma Adjustments
       (3a) Reflects the elimination of sales between iCAD and ISSI.

       (3b) Reflects the amortization of intangible asset.




                                       PF6


4.  ADJUSTMENTS TO QUALIA FINANCIAL STATEMENTS


                                          PRO FORMA FINANCIAL STATEMENT QUALIA
                                          FOR THE YEAR ENDED DECEMBER 31, 2002

                                                                                    Proforma
                                                       Qualia          CADx        Adjustments              Total
                                                   ------------    -----------    ------------          ------------

       Sales                                          4,990,493    $ 5,196,534    $   (298,000) (4a)    $  9,889,027
       Government grant revenue                         101,847              -                               101,847
                                                   ------------    -----------    ------------          ------------
       Total revenues                                 5,092,340      5,196,534       (298,000)            9,990,874

       Cost of sales                                  2,216,179      2,388,453                             4,604,632
                                                   ------------    -----------    ------------          ------------
       Gross margin                                   2,876,161      2,808,081        (298,000)            5,386,242
                                                   ------------    -----------    ------------          ------------

       Operating expenses:
       Engineering and product development            2,478,993      2,707,112                             5,186,105
       General and administrative                     2,438,235      1,016,726                             3,454,961
       Marketing and sales                            4,911,917      4,921,222        (298,000) (4a)       9,535,139
                                                   ------------    -----------    ------------          ------------
       Total operating expenses                       9,829,145      8,645,060        (298,000)           18,176,205

                                                   ------------    -----------    ------------          ------------
       Loss from operations                          (6,952,984)    (5,836,979)              -           (12,789,963)
                                                   ------------    -----------    ------------          ------------

       Interest and other income (expense),net          215,772              -                               215,772
                                                   ------------    -----------    ------------          ------------
       Net loss before tax                           (6,737,212)    (5,836,979)              -           (12,574,191)

       Income tax provision (expense)                (8,759,473)        (6,888)                           (8,766,361)
                                                   ------------    -----------    ------------          ------------
       Net loss                                     (15,496,685)    (5,843,867)              -           (21,340,552)

       Preferred dividends                                    -              -                                     -
                                                   ------------    -----------    ------------          ------------
       Net income (loss) available
         to common shareholders                     (15,496,685)   $(5,843,867)   $          -          $(21,340,552)
                                                   ============    ===========    ============          ============

       Net loss per share basic and diluted        $     (10.61)                                        $     (14.62)

       Weighted average number of shares used in
       computing earnings per share                   1,460,000                                            1,460,000



       PRO FORMA ADJUSTMENTS
         (4a) Reflects the elimination of Royalty between Qualia and CADx.


                                       PF7

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          iCAD, INC.

                                          By /s/ W. Scott Parr
                                          ------------------------------------
                                          W. Scott Parr, President &
                                          Chief Executive Officer



Dated:  March 15, 2004